SHARE EXCHANGE AGREEMENT



                                  by and among



                           NANTUCKET INDUSTRIES, INC.
                             a Delaware Corporation


                                       and



                      COMPREHENSIVE NETWORK SOLUTIONS, INC.
                               a Texas Corporation











                        effective as of February 28, 2004


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


                            SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT, made and entered into this 30th day of January, 2004 by and among Nantucket Industries, Inc.. a Delaware Corporation with its principal place of business located at 45 Ludlow Street, Suite 602, Yonkers, NY 10705 ("Nantucket"); and Comprehensive Network Solutions, Inc.., a Texas Corporation with its principal place of business at 317 Branch Road 620 South, Suite 305, Austin, Texas 78734 ("Comprehensive") and the individuals of Comprehensive listed on Exhibit "B" attached hereto and specifically incorporated herein by this reference (the "Comprehensive Shareholders"), (Comprehensive and Comprehensive Shareholders jointly referred to as the "Comprehensive Parties").

                                    Premises

         A. This Agreement provides for the acquisition of Comprehensive by Nantucket whereby Comprehensive shall become a wholly owned subsidiary of Nantucket and in connection therewith, the issuance of 250,000 ($ 0.10 par value per share) shares of restricted common stock of Nantucket to the Comprehensive Shareholders, that the parties have agreed will be valued at one dollar ($1.00) per share, as designated on Exhibit "A" and the payment of a total of $60,000 to Comprehensive to be used as working capital.

         B. The boards of directors of Comprehensive and Nantucket have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                                    Agreement

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I
                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                                    NANTUCKET

         As an inducement to and to obtain the reliance of Comprehensive, Nantucket represents and warrants as follows:

         Section 1.1 Organization. Nantucket is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

Included in the Nantucket Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Nantucket as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Nantucket's articles of incorporation or bylaws. Nantucket has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         Section 1.2 Capitalization. The authorized capitalization of Nantucket consists of 20,000,000 Common Shares, $0.10 par value per share, and no Preferred Shares. As of the date hereof, Nantucket has 10,409,366 common shares issued and outstanding. Nantucket is presently a public company listed on the NASDAQ OTC Bulletin Board under the symbol "NTKI".

         All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Nantucket has no other securities, warrants or options authorized or issued.

         Section 1.3 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which Nantucket is a party and by which it is bound.

         Section 1.4 Claims, Litigation and Proceedings.To the best of Nantucket's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Nantucket, affecting Nantucket or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Nantucket. Nantucket does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         Section 1.5 Material Contract Defaults. To the best of Nantucket's knowledge and belief, Nantucket is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Nantucket, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Nantucket has not taken adequate steps to prevent such a default from occurring.

         Section 1.6 No Conflict With Other Instruments.The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Nantucket is a party or to which any of its properties or operations are subject.


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



         Section 1.7 Governmental Authorizations. To the best of Nantucket's knowledge, Nantucket has all licenses, franchises, permits or other governmental authorizations legally required to enable Nantucket to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Nantucket of this Agreement and the consummation of Nantucket of the transactions contemplated hereby.

         Section 1.8 Tax Matters; Books & Records

         (a) The books and records, financial and others, of Nantucket are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

         (b) Nantucket has no material liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

         Section 1.9 Information. The information concerning Nantucket as set forth in this Agreement and in the Nantucket Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 1.10 Title and Related Matters.Nantucket has no assets and no liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Nantucket or in the notes thereto except accounts payable and other liabilities incurred in the ordinary and customary course of business since October 22, 2003. The financial statements being provided to Comprehensive pursuant to
Section 7.3 of this Agreement shall not contain any liabilities or obligations of any kind. Except as set forth in the Nantucket Schedules, Nantucket owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Nantucket's business. Except as set forth in the Nantucket Schedules, no third party has any right to, and Nantucket had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Nantucket or any material portion of its properties, assets or rights.

         Section 1.11 Contracts. On the Closing Date:

                    (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Nantucket is a party or by which it or any of its properties are bound;


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

                    (b) Nantucket is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Nantucket can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Nantucket; and

                    (c) Nantucket is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

         Section 1.12 Material Transactions or Affiliations. As of the Closing Date, there will exist no material contract, agreement or arrangement between Nantucket and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Nantucket to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Nantucket and which is to be performed in whole or in part after the date hereof. Nantucket has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         Section 1.13 Nantucket Schedules. As soon as practicable, but in no event later than the Closing Date, upon execution hereof, Nantucket shall deliver to Nantucket the following schedules, which are collectively referred to as the "Nantucket Schedules" which shall be dated the date of this Agreement, all certified by an officer of Nantucket to be complete, true and accurate:

                    (a) the description of any material adverse change in the business, operations, property, assets, or condition of Nantucket since November 30, 2003 required to be provided pursuant to Section 1.6: and

                    (b) any other information, together with any required copies of documents, required to be disclosed in the Nantucket Schedules by this Article I.

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

                                   ARTICLE II
                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                OF COMPREHENSIVE

         As an inducement to, and to obtain the reliance of Nantucket, Comprehensive represents and warrants as follows:

         Section 2.1 Organization. Comprehensive is a corporation duly organized, validly existing and in good standing under the laws of Texas and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Comprehensive Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation of Comprehensive as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Comprehensive's Articles of Incorporation. Comprehensive has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation or otherwise to authorize the execution and delivery of this Agreement.

         Section 2.2 Capitalization. The authorized capitalization of Comprehensive consists of 2,500,000 shares of Common Stock and no shares of Preferred Stock. As of the date hereof there are 250,000 Shares issued and outstanding. All issued and outstanding Comprehensive shares have been legally issued and are nonassessable as of January 30, 2004.

         Section 2.3 Subsidiaries. Comprehensive does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         Section 2.4       Tax Matters; Books & Records

         (a) The books and records, financial and others, of Comprehensive are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

         (b) Comprehensive has no material liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

         Section 2.5 Information. The information concerning Comprehensive as set forth in this Agreement and in the Comprehensive Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.


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

         Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the Comprehensive Schedules, since January 30, 2004:

               (a) Comprehensive has not: (i) amended its Articles of Association; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of
          Comprehensive; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

               (b) Comprehensive has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date;
          (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

               (c) to the best knowledge of Comprehensive, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Comprehensive.

         Section 2.7 Title and Related Matters.Comprehensive has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent Comprehensive balance sheet, dated January 30, 2004, and the Comprehensive Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Comprehensive Schedules, Comprehensive owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Comprehensive's business. Except as set forth in the Comprehensive Schedules, no third party has any right to, and Comprehensive had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Comprehensive or any material portion of its properties, assets or rights.

         Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of Comprehensive's knowledge and belief, threatened by or against or affecting Comprehensive, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Comprehensive. Comprehensive does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

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

         Section 2.9 Contracts. On the Closing Date:

                    (a) Comprehensive is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Comprehensive can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Comprehensive; and

                    (b)  Comprehensive  is not a party to any  material  oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds
               $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

         Section 2.10 No Conflict With Other Instruments.The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Comprehensive is a party or to which any of its properties or operations are subject.

         Section 2.11 Material Contract Defaults. To the best of Comprehensive's knowledge and belief, Comprehensive is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Comprehensive, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Comprehensive has not taken adequate steps to prevent such a default from occurring.

         Section 2.12 Governmental Authorizations. To the best of Comprehensive's knowledge, Comprehensive has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Comprehensive of the transactions contemplated hereby.


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

         Section 2.13 Compliance With Laws and Regulations. To the best of Comprehensive's knowledge and belief, Comprehensive has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of Comprehensive or would not result in Comprehensive's incurring any material liability.

         Section 2.14 Insurance. To the best of our knowledge we do not possess any insurable properties. As a result, we do not maintain any insurance policies on any person or property.

         Section 2.15 Approval of Agreement. The holders of all of the Common Voting Shares of Comprehensive and the Board of Directors of Comprehensive shall, in accordance with Section 5.2 of this Agreement, authorize the execution and delivery of the Agreement by Comprehensive and have approved the transactions contemplated hereby.

         Section 2.16 Material Transactions or Affiliations. As of the Closing Date, there will exist no material contract, agreement or arrangement between Comprehensive and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Comprehensive to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Comprehensive and which is to be performed in whole or in part after the date hereof. Comprehensive has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         Section 2.17 Labor Relations. Comprehensive has never had a work stoppage resulting from labor problems.

         Section 2.18 Comprehensive Schedules. At Closing Comprehensive shall deliver to Nantucket the following schedules, which are collectively referred to as the "Comprehensive Schedules" which shall be dated the date of this Agreement, all certified by an officer of Comprehensive to be complete, true and accurate:

         (a) complete and correct copies of the certificate of incorporation, bylaws and any amendments thereto of Comprehensive as in effect as of the date of this Agreement;

         (b)      all contracts of Comprehensive presently in effect;

         (c) the description of any material adverse change in the business, operations, property, assets, or condition of Comprehensive since January 30, 2004 required to be provided pursuant to Section 2.5; and

         (d) any other information, together with any required copies of documents, required to be disclosed in the Comprehensive Schedules by Sections 2.1 through 2.17.

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

         Comprehensive shall cause the Comprehensive Schedules and the instruments to be delivered to Nantucket hereunder to be updated after the date hereof up to and including the Closing Date.

         Schedule 2.19 Nature of Books and Records. The books and records of Comprehensive are in auditable condition. Comprehensive has received
confirmation from                        , its independent auditor, that such
                  ----------- ----------
books and records are auditable and that such audit should be timely completed.


                                   ARTICLE III
                   EXCHANGE PROCEDURE AND OTHER CONSIDERATION

         Section 3.1 Share Exchange/Delivery of Comprehensive Securities. Upon the Closing Date and upon satisfaction of all conditions set forth here in, including but not limited to the execution of the shareholders' and directors consents set forth in Section 5.2 of this Agreement, the Comprehensive Shareholders, shall deliver to Nantucket (i) certificates or other documents evidencing all of the issued and outstanding Comprehensive Common Shares, duly endorsed in blank or with executed power attached thereto in transferrable form. On the Closing Date, all previously issued and outstanding Common Shares of Comprehensive shall be transferred to Nantucket, so that Comprehensive shall become a wholly owned subsidiary of Nantucket. Until such time that a fully executed shareholders' and directors consent has been received by Nantucket's counsel pursuant to Section 5.2 of this Agreement, share certificates for a total of two hundred and fifty thousand (250,000) shares of Nantucket Common Stock issued to the Comprehensive shareholders set forth on Exhibit A. shall be held in the possession by Nantucket's counsel. Once such fully executed consents have been received (facsimile copy shall suffice) Nantucket's counsel shall promptly deliver such share certificates to Comprehensive's counsel.

         Section 3.2 Transfer of Comprehensive Common Shares. In exchange for all of the Comprehensive Common Shares tendered pursuant to Section 3.1, Nantucket Shareholders shall issue an aggregate of 250,000 "restricted" Nantucket Common Shares to the Comprehensive Shareholders (ie. each Comprehensive Common Share shall be exchanged for one (1) Nantucket Common Shares). Fifty percent (50%) of such shares shall be "restricted" in accordance with Rule 144 of the Securities Act of 1933, as amended and the remaining fifty percent (50%) shall be restricted for a period of two (2) years.

         Section 3.3 Other Consideration. Comprehensive shall receive additional consideration from Nantucket of $60,000 to be used as working capital in the following manner: $40,000.00 payable on or about the Closing Date and an additional $20,000 within sixty (60) business days of the Closing Date of this Agreement.

         Section 3.4 Events Prior to Closing. Upon execution hereof or as soon thereafter as practicable, management of Comprehensive and Nantucket shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

         Section 3.5 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on or about February 28, 2004 ("Closing Date").

         Section 3.6 Termination.

         (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either Nantucket or Comprehensive, respectively, at any time prior to the Closing Date if:

                  (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                  (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

         In the event of termination pursuant to this paragraph (a) of this
Section 3.7, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

         (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Nantucket if Comprehensive shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Comprehensive contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Comprehensive. If this Agreement is terminated pursuant to this paragraph (b) of this
               Section 3.7, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         Section 3.7 Directors of Comprehensive After Acquisition. Upon the Closing, the current Board of directors of Comprehensive will contemporaneously appoint John H. Treglia to the Board of Directors of Comprehensive.

                                   ARTICLE IV
                                SPECIAL COVENANTS

         Section 4.1 Access to Properties and Records. Prior to Closing, Comprehensive and Nantucket will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Comprehensive and Nantucket as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Comprehensive and Nantucket as the case may be, as the other shall from time to time reasonably request.

         Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of Nantucket to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Nantucket is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of Nantucket holding restricted securities of Nantucket as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

         Section 4.3 Special Covenants and Representations Regarding the Comprehensive Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the Nantucket Common Shares to the Shareholders of Comprehensive as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Comprehensive Shareholders acquire such securities.

         Section 4.4 Third Party Consents. Comprehensive and Nantucket agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 4.5       Actions Prior and Subsequent to Closing.

         (a) From and after the Closing Date and except as set forth in the Comprehensive Schedules or as permitted or contemplated by this Agreement, Comprehensive and Nantucket will each use its best efforts to:

                  (i) carry on its business in substantially the same manner as it has heretofore;

                  (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                  (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                  (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws.

         (b) From and after the Closing Date, Comprehensive will not, without the prior consent of Nantucket:

                  (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

                  (ii) declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                  (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

                  (v) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

                  (vi)   purchase or redeem any Common Shares.

         Section 4.6 Indemnification.

         (a) Comprehensive hereby agrees to indemnify Nantucket and each of the officers, agents and directors of Nantucket as of the date of execution of this Agreement including, but not limited to John Treglia, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement in addition to any shareholder action filed against John Treglia and the other Nantucket officers or directors based on this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

          (b)  Nantucket  and  its  officers  and  directors  hereby  agrees  to
               indemnify  Comprehensive  and  each  of  the  officers,   agents,
               directors and current shareholders of Comprehensive as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section
               2.4 (b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V
                CONDITIONS PRECEDENT TO OBLIGATIONS OF NANTUCKET

         The obligations of Nantucket under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.1 Accuracy of Representations. The representations and warranties made by Comprehensive in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Comprehensive shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Comprehensive prior to or at the Closing. Nantucket shall be furnished with a certificate, signed by a duly authorized officer of Comprehensive and dated the Closing Date, to the foregoing effect.

         Section 5.2 Shareholder and Director Approval. All of the Shareholders of Comprehensive shall have approved this Agreement and the transactions contemplated herein and the Board of Directors of Comprehensive shall have approved this Agreement and the transactions contemplated herein..

         Section 5.3 Officer's Certificate. Nantucket shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Comprehensive to the effect that: (a) the representations and warranties of Comprehensive set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Comprehensive has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to Nantucket and Comprehensive has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) No litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Comprehensive, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Comprehensive Schedules, by or against Comprehensive which might result in any material adverse change in any of the assets, properties, business or operations of Comprehensive.

         Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or Comprehensive.

         Section 5.5 Opinion of Counsel to Comprehensive. Nantucket shall receive an opinion dated the Closing Date by counsel to Comprehensive, in substantially the following form:

         (a) Comprehensive is a corporation duly organized, validly existing, and in good standing under the laws of Texas and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualifications;

         (b) To the best knowledge of such legal counsel, the execution and delivery by Comprehensive of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Comprehensive's certificate of incorporation or Bylaws or violate any court order, writ, injunction or decree applicable to Comprehensive, or its properties or assets;

         (c) All issued and outstanding Share Certificates are legally issued, fully paid and nonassessable. Except as set forth in the Comprehensive Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Comprehensive to issue any additional Share Certificates;

         (d) This Agreement has been duly and validly authorized, executed and delivered by Comprehensive; and

         (e) To the best knowledge of such legal counsel, except as set forth in the Comprehensive Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting Comprehensive or its properties, at laws or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

                  Section 5.6 Other Items. Nantucket shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Nantucket may reasonably request.

                                   ARTICLE VI
              CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPREHENSIVE

         The obligations of Comprehensive under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

         Section 6.1 Accuracy of Representations. The representations and warranties made by Nantucket in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Nantucket shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Nantucket prior to or at the Closing. Comprehensive shall have been furnished with a certificate, signed by a duly authorized executive officer of Nantucket and dated the Closing Date, to the foregoing effect.

         Section 6.2 Director Approval. The Board of Directors of Nantucket shall have approved this Agreement and the transactions contemplated herein.

         Section 63 Officer's Certificate. Comprehensive shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of Nantucket to the effect that: (a) the representations and warranties of Nantucket set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Nantucket had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

         Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Nantucket.

         Section 6.5 Opinion of Counsel to Nantucket. Comprehensive shall receive an opinion dated the Closing Date of Anslow & Jaclin, LLP, counsel to Nantucket, in substantially the following form:

         (a) Nantucket is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

         (b) To the best knowledge of such legal counsel, the execution and delivery by Nantucket of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Nantucket's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Nantucket or its properties or assets;

         (c) The authorized capitalization of Nantucket consists of 20,000,000 shares of Common Stock, par value $0.10 per share and no shares of Preferred Stock.

         (d) The Nantucket Common Shares to be issued to the Comprehensive Shareholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

         (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Nantucket, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

         (f) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against Nantucket or affecting Nantucket's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

         (g) Nantucket has taken all actions required by the applicable laws of the state of Delaware to permit the issuance of the Nantucket Common Shares to the Comprehensive Shareholders; and

                                   ARTICLE VII
                CONDITIONS SUBSEQUENT TO OBLIGATIONS OF NANTUCKET

         Section 7.1 Comprehensive Audited Financial Statements. As soon as practicable, but in no event more than sixty(60) calendar days from the Closing Date, Comprehensive shall deliver to Nantucket's counsel audited financial statements prepared in accordance with generally accepted accounting principles.



         Section 7.2 Nantucket Financial Statements. As soon as practicable, but in no event more than forty-five (45) calendar days from the Closing Date, Nantucket shall deliver to Comprehensive's counsel financial statements including balance sheet, income statement, statement of cash flows and statement of stockholders' equity prepared in accordance with generally accepted accounting principals, as of the fiscal year ended February 28, 2003 and all subsequent forms 10QSB as filed with the Securities and Exchange Commission. Such financial statements shall reflect no material liabilities in any form.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in
Schedule 8.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 8.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, United States of America.

         Section 8.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

         If to Nantucket:                   45 Ludlow Street, Suite 602
                                            Yonkers, NY 10705


         If to Comprehensive:               317 Ranch Road, 620 South
                                            Suite 305
                                            Austin, TX 78734

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

         Section 8.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parities shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fee, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 8.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not used such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         Section 8.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 8.7 Third Party Beneficiaries.This contract is solely among Comprehensive, Comprehensive Shareholders, Nantucket and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 8.8 Entire Agreement.This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except a set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         Section 8.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 12 months.

         Section 8.10 Counterparts. This Agreements may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 8.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 8.12 Incorporation of Recitals.All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

         Section 8.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

         Section 8.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         Section 8.15 Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         Section 8.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

         Section 8.17 Failure of Conditions; Termination.In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

         Section 8.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against wither party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

         Section 8.19 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement oluntarily, free from any influence, coercion or duress of any kind.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:                                   NANTUCKET INDUSTRIES, INC.


                                          By:       /s/ John Treglia
                                                        JOHN H. TREGLIA
                                                        PRESIDENT







ATTEST:                                   COMPREHENSIVE NETWORK SOLUTIONS, INC.


                                          By:     /s/ David Streilein
                                                      DAVID STREILEIN
                                                      PRESIDENT

                                   EXHIBIT "A"

                     --------------------------------------

                       LIST OF COMPREHENSIVE SHAREHOLDERS
                     ---------------------------------------


Name                                                        # of Shares
----                                                        -----------

David A. Streilein                                          111,950

Raymond A. Foxworth, D.C.                                    23,575

Ronald E. Seibel                                             93,000

Brad M. Hayes, D.C.                                          21,475

                                   EXHIBIT "B"

                     --------------------------------------

                                  ADDENDUM "A"

                     ---------------------------------------


*  Participating provider application agreement
*  Texas state master bidder list
*  Proposal letter to Association of Counties
*  WC Predictive Model
*  CNS fee schedule
*  Insurance and managed care survival seminar
*  Network utilization review agents license
*  CNS Utilization Review Plan
*  Policy & Procedure Manual
*  Participating provider manual with evidence based treatment guidelines
*  Latest amended Articles of Incorporation
*  Provider list for each network
*  Chiro Care client list
*  Digial Publishing & Scanning,Inc. Agent Agreement
*  Other proprietary documents not listed